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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Kinder Morgan Energy Partners, L.P. Registration Statements on Form S-3 (Nos. 333-25995, 333-66931, 333-62155, 333-33726 and 333-54616), Registration Statement on Form S-4 (No.
333-50898) and Registration Statement on Form S-8 (No. 333-56343) of our report dated January 23, 2001, with respect to the combined financial statements of the GATX Terminals Companies for the year ended December 31, 2000, which are included in the Kinder Morgan Energy Partners, L.P. Current Report on Form 8-K dated February 16, 2001 filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Chicago, Illinois
February 16, 2001